Consumer and Corporate Affairs Canada

Certificate of Continuance

Canada Business Corporations Act

Name of Corporation: BREAKWATER RESOURCES LTD.

Number: 281949-0


I hereby certify that the above-mentioned Corporation was continued under
Section 187 of the Canada Business Corporations Act as set out in the attached Articles of Continuance.


Date of Continuance: May 11, 1992

Director

                        CANADA BUSINESS CORPORATIONS ACT

                        FORM 11 - ARTICLES OF CONTINUANCE
                                  (SECTION 187)

1.      Name of Corporation:

        BREAKWATER RESOURCES LTD.

2.      The place in Canada where the registered office is to be situated:

        Suite 4400, P.O. Box 95, Royal Trust Tower, Toronto Dominion Centre, M5K 1G8

3. The classes and any maximum number of shares that the corporation is authorized to issue:

        700,000,000 shares divided into 500,000,000 common shares and 200,000,000 preferred shares of which 19,250,000 are designated as "Series A Convertible Preferred Shares", having the rights, restrictions and conditions as set out in Schedule I attached hereto.

4.      Restrictions if any on share transfers:

        NONE

5.      Number (or minimum and maximum number) of directors:

        Minimum: Three (3) Maximum: Ten (10)

6.      Restrictions, if any, on business the corporation may carry on:

        NONE

7.      (1) If change of name effected, previous name

        GAMBIER EXPLORATION LTD. - The name of the Corporation was changed to Breakwater Resources Ltd. on June 23, 1981.

        (2) Details of Incorporation

        Incorporated as GAMBIER EXPLORATION LTD. on October 16, 1979 in the Province of British Columbia

8.      Other provisions if any

        NONE

Date Signature Description of Office
May 6, 1992 Allen Palmiere, Director

FOR DEPARTMENTAL USE ONLY
Corporation No.  281949-C Filed:  May 11, 1982

                                   SCHEDULE I

                   RIGHTS AND RESTRICTIONS ATTACHED TO SHARES

        COMMON SHARES

The rights, privileges, restrictions and conditions attaching to the Common Shares are as follows:

(a) PAYMENT OF DIVIDENDS: Members holding Common Shares shall be entitled to receive dividends if, as and when declared by the board of directors of the Company (the "board") out of the assets of the Company properly applicable to the payment of dividends in such amounts and payable in such manner as the board may from time to time determine. Subject to the rights of the holders of any other class of shares of the Company entitled to receive dividends in priority to or rateably with the holders of the Common Shares, the board may in its sole discretion declare dividends on the Common Shares to the exclusion of any other class of shares of the Company.

(b) PARTICIPATION UPON LIQUIDATION: Dissolution or Winding-Up: In the event of the liquidation, dissolution or winding-up of the Company or other distribution of assets of the Company among its shareholders for the purpose of winding-up its affairs, members holding Common Shares shall, subject to the rights of the holders of any other class of shares of the Company entitled to receive the assets of the Company upon such distribution in priority to or rateably with the holders of the Common Shares, be entitled to participate rateably in any distribution of the assets of the Company.

(c) VOTING RIGHTS: Members holding Common Shares shall be entitled to receive notice of and to attend all annual and extraordinary meetings of the shareholders of the Company and to one (1) vote in respect of each Common Share held at all such meetings.

        PREFERRED SHARES

The rights, privileges, restrictions and conditions attaching to the Preferred Shares are as follows:

(a) SERIES: The Preferred Shares may at any time, and from time to time, be issued in one or more series, in accordance with and subject to the provisions of the laws governing the Company, as now existing or hereafter amended (such laws being herein referred to as the "Act"). The directors of the Company shall, subject to the provisions of the Act, the provisions herein contained and to any conditions attached to any outstanding series of Preferred Shares, by resolution duly passed before the issue of any Preferred Shares of any series, fix the number of shares in and determine the designation, rights, privileges, restrictions and conditions attaching to the Preferred Shares of such series.

(b) RETURN OF CAPITAL: The Preferred Shares of each series shall rank with regard to the return of capital in priority to the Common Shares and over any other shares ranking junior to the Preferred Shares, and the Preferred Shares of each series may also be given such other preferences over the Common Shares and any other shares ranking junior to the Preferred Shares as may be determined as to the respective series authorized to be issued.

(c) PARTICIPATION UPON LIQUIDATION, DISSOLUTION OR WINDING-UP: The Preferred Shares of each series shall rank on a parity with the Preferred Shares of every other series with respect to priority in the return of the capital in the event of liquidation, dissolution or winding-up of the Company.

(d) RECLASSIFICATION: Neither the Common Shares, nor the Preference Shares shall be subdivided, consolidated, reclassified or otherwise changed unless contemporaneously therewith the other of the classes is subdivided, consolidated, reclassified or otherwise changed in the same proportion and in the same manner.

        SERIES A CONVERTIBLE PREFERRED SHARES

The first series of the Preferred Shares shall consist of 19,250,000 shares designated as Series A Convertible Shares (the "Series A Shares") and in addition to the rights, privileges, restrictions and conditions attaching to the Preferred Shares as a class, shall have attached thereto the following:

(a) DIVIDENDS:

        (1) In respect of the six months ending on the last day of each June and December commencing June 30, 1992 and terminating June, 1997, the holders of the Series A shares shall be entitled, within sixty (60) days of the last day of each such six month period, in the event that the simple average price per pound of zinc during such six months is equal to or greater than U.S. $0.75, out of the profits or surplus properly available for the payment of dividends, to fixed, non-cumulative preferential cash dividends at the following rates:

                (i) in the event that the simple average price per pound of zinc during such six month period is equal to or greater than U.S. $0.75 and less than or equal to U.S. $0.85, the dividend rate shall be equal to five per cent (5%) on the amount paid up per Series A Share;

                (ii) in the event that the simple average price per pound of zinc during such six month period is greater than U.S. $0.85 and less than or equal to U.S. $0.95, the dividend rate shall be equal to ten per cent (10%) on the amount paid up per Series A Share; and

                (iii) in the event that the simple average price per pound of zinc during such six month period is greater than U.S. $0.95, the dividend rate shall be equal to fifteen per cent (15%) on the amount paid up per Series A Share.

        (2) For the purposes hereof, the price per pound of zinc on any day shall be equal to the closing price of a pound of zinc on the London Metals Exchange.

        (3) Cheques of the Company payable at par at any branch of the Company's bankers shall be issued in respect of the dividends referred to in clause (a)(1) above, within sixty (60) days from the last day in each six month period in which dividends are payable, and payment thereof shall satisfy such dividends. Dividends which are represented by a cheque which has not been presented to the Company's bankers for payment or that otherwise remain unclaimed for a period one (1) year from the date on which they were declared to be payable shall be forfeited to the Company. If on any dividend payment date the dividend payable on such date is not paid in full on all of the Series A Shares then issued and outstanding, such dividend or the unpaid part thereof shall be paid on a subsequent date or dates determined by the board of directors of the Company on which the Company shall have moneys properly applicable to the payment of the same.

(b) CONVERSION OF THE OPTION OF THE HOLDER:

        (1) The holders of the Series A Shares shall have the right at any time prior to the close of business on July 2, 1997 (the "Time of Expiry") to convert Series A Shares into fully paid and non-assessable Common Shares on the basis of one (1) Common Share for each Series A Share converted (subject as hereinafter provided).

        (2) The conversion privilege herein provided for may be exercised by notice in writing given to any transfer agent for the Series A Shares, accompanied by the certificate or certificates evidencing Series A Shares in respect of which the holder thereof desires to exercise such right of conversion. Such notice shall be signed by such holder or his duly authorized attorney and shall specify the number of Series A Shares which the holder desires to have converted. The transfer form in the certificate or certificates in question need not be endorsed, except in the circumstances contemplated by clause (b)(4), below. If less than all of the Series A Shares evidenced by a certificate or certificates accompanying any such notice are to be converted, the holder thereof shall be entitled to receive, at the expense of the Company, a new certificate evidencing the Series A Shares comprised in the certificate or certificates surrendered as aforesaid which are not to be converted.

        (3) In the case of any Series A Shares which are converted by the Company pursuant to paragraph (c), below, the right of conversion provided for pursuant to this paragraph (b) shall, notwithstanding anything herein contained, cease and terminate at the close of business on the last business day next preceding the date fixed for conversion by the Company; provided, however, that if the Company shall fail to convert such Series A Shares in accordance with the notice of conversion referred to in clause (c)(5), below the right of conversion provided for in this paragraph (b) shall thereupon be restored.

        (4)     On any conversion of Series A Shares pursuant to this paragraph
                (b), the share certificates evidencing the Common Shares resulting therefrom shall be issued in the name of the registered holder of the Series A Shares converted or in such other name or names as such registered holder may direct in writing (either in the notice referred to in clause (b)(2), above or otherwise), provided that such registered holder shall pay any applicable security transfer taxes, in any such case the transfer form on the back of the certificates in question shall be endorsed by the registered holder of the Series A Shares or his duly authorized attorney, with signature guaranteed in a manner satisfactory to the transfer agent.

        (5) Subject as hereinafter provided in this clause (b)(5), the right of a holder of Series A Shares to convert the same into Common Shares shall be deemed to have been exercised, and the holders of Series A Shares to be converted (or any person or persons in whose name or names any such registered holder of Series A Shares shall have directed certificates evidencing Common Shares to be issued as provided in clause (b)(4), above) shall be deemed to have become holders of Common Shares or record of the Company for all purposes on the respective dates of surrender of certificates evidencing the Series A Shares to be converted accompanied by notice in writing as provided in clause (b)(2), above, notwithstanding any delay in the delivery of certificates evidencing the Common Shares into which such Series A Shares have been converted.

        (6) The holders of Series A Shares at the close of business on the record date for any dividend payable on such shares shall be entitled to such dividend notwithstanding that such shares are converted into Common Shares after such record date and before the payment date of such dividend and the registered holders of the Common Shares resulting from such conversion shall be entitled to rank equally with the holders of all other Common Shares in respect of all dividends payable to holders of Common Shares who were holders of record at the close of business on any date on or after the date of such conversion or declared after such date.

        (7) If the holder of any Series A Shares shall exercise the conversion right attaching thereto at any time after the payment by the Company of any dividend on the Common Shares payable in Common Shares of the Company or a dividend on the Common Shares payable at the option of the holders thereof either in Common Shares of the Company or in cash, such holder shall be entitled to the number of Common Shares which he would have been entitled to on the exercise of such right of conversion of such Series A Shares if such dividend had not been paid and, in addition, to such additional number of shares as would have been payable on the Common Shares which would have resulted from the exercise of such right of conversion if they had been outstanding on the record date for the payment of such dividend and if such holder had exercised any such option so as to be entitled to shares and not to cash.

        (8) All shares resulting from any conversion of Series A Shares into Common Shares shall be fully paid and non-assessable; nothing herein contained shall affect or restrict the right of the Company to increase the number of its Common Shares in accordance with the provisions of the Act and to issue such shares from time to time.

(c) CONVERSION AT THE OPTION OF THE COMPANY:

        (1) The Company shall have the right, within thirty (30) days of the last day of the first period of sixty (60) consecutive trading days during which the simple average trading price of the Common Shares is equal to Cdn. $1.75, to convert all but not less than all of the Series A Shares then outstanding on the basis of one fully paid and non-assessable Common Share for each Series A Share converted (subject as hereinafter provided).

        (2) For the purposes of clause (c)(1) above, the term "trading price of the Common Shares", on any day, shall mean:

                (i) the closing price of the Common Shares on The Toronto Stock Exchange on such date, in the event that there is such a closing price;

                (ii) the average of the bid and asked quotations of the Common Shares on The Toronto Stock Exchange on such date, in the event that there is no closing price of the Common Shares on such exchange on such date;

                (iii) the closing price of the Common Shares on any exchange on which the Common Shares are listed on such date, or, if listed on more than one exchange, on such exchange as shall be designated for such purposes by the board of directors of the Company, in the event that there are no bid and asked quotations of the Common Shares on The Toronto Stock Exchange on such date;

                (iv) the average of the bid and asked quotations on any exchange on which the Common Shares are listed on such date, or, if listed on more than one exchange, on such exchange as shall be designated for such purpose by the board of directors of the Company, in the event that there is no closing price of the Common Shares on any exchange on such date; and

                (v) the market value of the Common Shares on such date as determined by the board of directors of the Company, which determination shall be conclusive, in the event that the Common Shares are not listed on any stock exchange on such date;

        (3) In the event of any subdivision, consolidation, reclassification or change in the Common Shares (any of such events being called a "Common Share Reorganization"), the trading price referred to herein (the "Conversion Price") in effect immediately after the effective date of such Common Share Reorganization shall be determined by multiplying the Conversion Price in effect on the date preceding such effective date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such date, and the denominator of which shall be the number of Common Shares outstanding immediately after such effective date, such adjustment to be made successively whenever any Common Share Reorganization shall occur.

        (4) The provisions of clauses (7) and (8) of paragraph (b) shall apply mutatis mutandis to any Series A Shares which are converted pursuant to this paragraph (c).

        (5) Upon the Series A Shares being converted pursuant to the provisions of this paragraph (c) all holders of Series A Shares shall be deemed to have become holders of Common Shares of record for all purposes and the Company or the transfer agent for the Series A Shares shall thereafter send to each holder of Series A Shares notice of such conversion together with a letter of transmittal in the form required by the transfer agent of the Series A Shares providing for the surrender of the certificates evidencing the Series A Shares in exchange for certificates evidencing the Common Shares; upon receipt by the said transfer agent of such letter of transmittal duly signed by the person or persons registered in the books of the Company as the holder of the Series A Shares or their duly authorized attorney accompanied by the certificate or certificates evidencing such Series A Shares together with any other duly executed documents required in the letter of transmittal, the Company shall issue certificates for Common Shares at the rate hereinbefore provided and in accordance with the provisions hereof and to the holders of the Series A Shares represented by the certificate or certificates accompanying such letter of transmittal, or in such name or names as such holders may direct in writing in the letter of transmittal, provided that such registered holders shall pay the required fees for any applicable transfer.

(d) AUTOMATIC CONVERSION:

        (1) On the Time of Expiry, without any action on the part of the holders of Series A Shares then outstanding, the Series A Shares then outstanding shall automatically be and be deemed to have been converted on such date into fully paid and non-assessable Common Shares on the basis of one (1) Common Share for each Series A Share converted (subjected as hereinafter provided).
                (2) The provisions of clauses (7) and (8) of paragraph (b), above and the provisions of clause (c)(5), above shall apply mutatis mutandis, to all Series A Shares which are converted pursuant to this paragraph (d).

(e) REDEMPTION:

        (1) Subject to the provisions of the Act, the Company may, upon giving notice as hereinafter provided, redeem at anytime the whole or from time to time any part of the then outstanding Series A Shares on payment for each share to be redeemed of an amount equal to the amount paid up thereon.

        (2) In the case of redemption of Series A Shares under the provisions of clause (e)(1), above, the Company shall at least thirty (30) days before the date specified for redemption mail to each person who at the date of mailing is a holder of Series A Shares to be redeemed a notice in writing of the intention of the Company to redeem such Series A Shares. Such notice shall be mailed by letter, postage prepaid, addressed to each such holder at such holder's address as it appears on the records of the Company or in the event of the address of any such holder not so appearing then to the last known address of such holder; provided, however, that accidental failure to give any such notice to one or more of such holders shall not affect the validity of such redemption. Such notice shall set out the redemption price and the date on which redemption is to take place and, if only part of the Series A Shares held by the person to whom it is addressed is to be redeemed, the number thereof so to be redeemed. On or after the date so specified for redemption, the Company shall pay or cause to be paid to or to the order of the holders of the Series A Shares to be redeemed the redemption price thereof on presentation and surrender of the certificates evidencing the Series A Shares called for redemption to any transfer agent for the Series A Shares. If only a part of the Series A Shares by any certificate be redeemed a new certificate for the balance shall be issued at the expense of the Company. Subject to the provisions of clause
                (e)(3), below, on and after the date specified for redemption in any such notice the Series A Shares called for redemption shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the redemption price shall not be made upon presentation of the certificates in accordance with the foregoing provisions, in which case the rights of the shareholders shall remain unaffected.

        (3) The Company shall have the right at any time after the mailing of notice of its intention to redeem any Series A Shares as aforesaid to deposit the redemption price of the shares so called for redemption or of such of the said shares evidenced by certificates as have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption to a special account in a specified chartered bank or a specified trust company in Canada, named in such notice of redemption, to be paid without interest to or to the order of the respective holders of such Series A Shares called for redemption upon presentation and surrender to such bank or trust company of the certificates evidencing the same. Upon such deposit being made or upon the date specified for redemption in such notice, whichever is the later, the Series A Shares in respect whereof such deposit shall have been made shall be deemed to be redeemed and all rights of the holders thereof after such deposit or such redemption date, as the case may be, shall be limited to receiving without interest their proportionate part of the total redemption price so deposited against presentation and surrender of the said certificates held by them respectively. Any interest allowed on any such deposit shall belong to the Company. Redemption moneys that are represented by a cheque which as not been presented to the Company's bankers for payment or that otherwise remain unclaimed (including moneys held on deposit to a special account as provided for above) for a period one (1) year from the date specified for redemption shall be forfeited to the Company.

        (4) In the event that only part of the Series A Shares is at any time to be redeemed, the shares to be redeemed shall be selected pro rata (disregarding fractions) according to the number of Series A Shares. held by each holder thereof as at the date of the notice of redemption or in such other manner as the board of directors of the Company in its sole discretion may deem equitable.

(f) SHARES TO BE NON-VOTING:

        Subject to the provisions of the Act, the holders of the Series A Shares shall not be entitled to receive notice of, attend, or vote at any meetings of the shareholders of the Company.

(g) DISSOLUTION OR RECLASSIFICATION:

        (1) In the event of the liquidation, dissolution or winding-up of the Company or other distribution of assets of the Company among its shareholders for the purpose of winding-up its affairs, either voluntary or involuntary, the holders of the Series A Shares shall be entitled to receive from the assets of the Company, prior to any amount being paid or any assets of the Company being distributed to the holders of any Common Shares or shares of any other class of shares outstanding or to be issued in the future, an amount per share equal to Cdn. $1.50 (the "Liquidation Amount"). Upon payment to the holders of the Series A Shares of the amount so payable to them, they shall not be entitled to share in any further distribution of the assets of the Company.

        (2) In the event of any subdivision, consolidation, reclassification or change in the Series A Shares (any of such events being called a "Series A Share Reorganization"), the Liquidation Amount in effect immediately after the effective date of such Series A Share Reorganization shall be determined by multiplying the Liquidation Amount in effect on the date preceding such effective date by a fraction, the numerator of which shall be the number of Series A Shares outstanding on such date, and the denominator of which shall be the number of Series A Shares outstanding immediately after such effective date, such adjustment to be made successively whenever any Series A Share Reorganization shall occur.

(h) PAID UP CAPITAL:

        (1) The paid up capital attributable to the Series A Shares shall be reflected in the books of the Company in Canadian dollars.

            CANADA                                                 NUMBER
 PROVINCE OF BRITISH COLUMBIA
                                                                   198436

                                [GRAPHIC OMITTED]

                          PROVINCE OF BRITISH COLUMBIA

                   Ministry of Consumer and Corporate Affairs

                             REGISTRAR OF COMPANIES
                                  COMPANY ACT


                                   CERTIFICATE



                              I HEREBY CERTIFY THAT

                            BREAKWATER RESOURCES LTD.


                    HAS THIS DAY CHANGED ITS NAME TO THE NAME

                BREAKWATER RESOURCES LTD. IN ITS ENGLISH FORM AND
               LES RESOURCES BREAKWATER LTEE. IN ITS FRENCH FORM



                                         GIVEN UNDER MY HAND AND SEAL OF OFFICE

                                         AT VICTORIA, BRITISH COLUMBIA

         [GRAPHIC OMITTED]               THIS 29TH DAY OF MAY, 1990


                                         DAVID W. BOYD
                                         REGISTRAR OF COMPANIES

                                     FORM 20
                                  (Section 370)

                                   COMPANY ACT

                               ORDINARY RESOLUTION

        The following ordinary resolution was passed by the undermentioned Company on the date stated:


NAME OF COMPANY: BREAKWATER RESOURCES LTD.


DATE RESOLUTION PASSED: May 24, 1990

Resolution:

UPON MOTION IT WAS RESOLVED as an Ordinary Resolution that:

(a) The authorized capital of the Company be changed from 100,000,000 common shares without par value to 500,000,000 common shares without par value.

(b) The Memorandum of the Company be altered by deleting Paragraph 2 in its entirety and substituting the following therefore:

        "2. The authorized capital of the Company consists of FIVE HUNDRED
                MILLION (500,000,000) common shares without par value."

(c) The Memorandum as altered by this resolution be in the form attached hereto and marked Schedule "A", so that the Memorandum as altered shall at the time of filing comply with the Company Act.


CERTIFIED A TRUE COPY THE 25TH DAY OF MAY, 1990.



DuMoulin Black                                 (Signature)______________________
10th Floor
595 Howe Street                                             SOLICITOR
Vancouver, B.C.                                _________________________________
V6C 2T5                                        (Relationship to Company)

                                               _________________________________

                                     FORM 21
                                  (Section 371)

                          PROVINCE OF BRITISH COLUMBIA

                                                        Certificate of
                                                        Incorporation No. 198436

                                   COMPANY ACT

                               SPECIAL RESOLUTION

        The following special resolution was passed by the undermentioned Company on the date stated:

NAME OF COMPANY: BREAKWATER RESOURCES LTD.

DATE RESOLUTION PASSED: May 24, 1990

Resolution:

UPON MOTION IT WAS RESOLVED as a Special Resolution that:

(a) The name of the Company be changed from "BREAKWATER RESOURCES LTD." to "BREAKWATER RESOURCES LTD. IN ITS ENGLISH FORM AND LES RESSOURCES BREAKWATER LTEE. IN ITS FRENCH FORM".

(b) The Memorandum of the Company be altered by deleting Paragraph 1 in its entirety and substituting the following therefor:

        "1. The name of the Company is "BREAKWATER RESOURCES LTD. IN ITS ENGLISH
              FORM AND LES RESSOURCES BREAKWATER LTEE. IN ITS FRENCH FORM."

(c) The Memorandum as altered by this resolution be in the form attached hereto and marked Schedule "A", so that the Memorandum as altered shall at the time of filing comply with the Company Act."


CERTIFIED A TRUE COPY THE 25TH DAY OF MAY, 1990.



DuMoulin Black                                 (Signature)______________________
10th Floor
595 Howe Street                                             SOLICITOR
Vancouver, B.C.                                _________________________________
V6C 2T5                                        (Relationship to Company)

                               ALTERED MEMORANDUM



        As altered by Special and Ordinary Resolution May 24,1990



                  BREAKWATER RESOURCES LTD. IN ITS ENGLISH FORM
             AND LES RESSOURCES BREAKWATER LTEE. IN ITS FRENCH FORM

1. The name of the Company is "Breakwater Resources Ltd. in its English Form and Les Ressources Breakwater Ltee. in its French Form".

2. The authorized capital of the Company consists of FIVE HUNDRED MILLION (500,000,000) common shares without par value.

                                     FORM 21
                                  (Section 371)

                          PROVINCE OF BRITISH COLUMBIA

                                                        Certificate of
                                                        Incorporation No. 198436

                                   COMPANY ACT

                               SPECIAL RESOLUTION


        The following special resolution was passed by the undermentioned Company on the date stated:

NAME OF COMPANY: BREAKWATER RESOURCES LTD.

DATE RESOLUTION PASSED: May 24, 1989

Resolution:

Resolved as a Special Resolution that the authorized capital of the Company be increased by creating 50,000,000 additional common shares without par value and that paragraph 2 of the Memorandum be altered to read as follows:

"2.     the authorized capital of the Company consists of 100,000,000 common shares without par value."

FURTHER RESOLVED that the memorandum as altered by this resolution be in the form attached hereto and marked Schedule "A" so that the Memorandum as altered shall at the time of filing comply with the Company Act.


CERTIFIED A TRUE COPY THE 26th DAY OF June, 1989.

DuMoulin Black                             (Signature)__________________________
10TH Floor
595 Howe Street                                               Solicitor
Vancouver, B.C.                                        Relationship to Company
V6C 2T5

                               ALTERED MEMORANDUM

                  As altered by Special Resolution May 24, 1989

                            BREAKWATER RESOURCES LTD.

1.      The name of the Company is "Breakwater Resources Ltd.".

2. The authorized capital of the Company consists of 100,000,000 common shares without par value.

                                     FORM 20
                                  (Section 371)

                          PROVINCE OF BRITISH COLUMBIA

                                                        Certificate of
                                                        Incorporation No. 198436

                                   COMPANY ACT

                               SPECIAL RESOLUTION

                The following ordinary resolution was passed by the
             undermentioned Company on the date stated: .


                Name of Company:       Breakwater Resources Ltd.
                __________________________________________________
                Date resolution passed: March 12______________________, 1985.

[see note (a)]  Resolution:

                RESOLVED as an Ordinary Resolution that:

                1. the authorized capital of the Company be increased from 20,000,000 common shares without par value to 50,000,000 common shares without par value.

                2.      paragraph 2 of the Memorandum be altered to read:

                          "2. The authorized capital of the Company consists of
                              50,000,000 common shares without par value."

                FURTHER RESOLVED that the Memorandum as altered by this resolution be in the form attached hereto and marked Schedule "A" so that the Memorandum as altered shall at the time of filing comply with the Company Act.



        Certified a true copy the 12th day of March ,1985

                                           (SIGNATURE)

                                           (RELATIONSHIP TO COMPANY) SOLICITOR

                               ALTERED MEMORANDUM

                As altered by Ordinary Resolution March 12, 1985

                            BREAKWATER RESOURCES LTD.



1.      The name of the Company is "BREAKWATER RESOURCES LTD.".

2. The authorized capital of the Company consists of 50,000,000 common shares without par value.

                               ALTERED MEMORANDUM

(as altered by Special Resolution passed May 12, 1983)

1.      The name of the Company is "BREAKWATER RESOURCES LTD.".

2. The authorized capital of the Company consists of 20,000,000 common shares without par value.

                                     FORM 20
                                  (SECTION 370)


                          PROVINCE OF BRITISH COLUMBIA

                                                        Certificate of
                                                        Incorporation No. 198436

                                  COMPANIES ACT

                               SPECIAL RESOLUTION

                The following special resolution was passed by the undermentioned Company on the date stated:

                Name of Company: GAMBIER EXPLORATION LTD.

                Date resolution passed: May 19, 1981.

[SEE NOTE (A)]  Resolution:
                SUBDIVISION OF SHARES-ALTERATION OF MEMORANDUM

                RESOLVED, AS A SPECIAL RESOLUTION, that the authorized capital of the Company be altered by subdividing all of the 5,000,000 shares without par value of which 1,951,146 shares are issued, into 10,000,000 shares without par value of which 3,902,292 shares are issued.


                RESOLVED, AS A SPECIAL RESOLUTION, that paragraph 2 of the Memorandum of the Company be altered to read:

                "2. The authorized capital of the Company consists of 10,000,000 shares without par value."



        Certified a true copy the 27th day of May 1981.

                                          (SIGNATURE) --------------------------
                                                      BRIAN C. IRWIN

                                          (RELATIONSHIP TO COMPANY)    Solicitor

       [NOTE.
        (a) Insert text of special resolution.
        (b) See section 1 (1) for definition of "special resolution".]

                               ALTERED MEMORANDUM

(as altered by special resolution passed May 19, 1981.)


1.      The name of the Company is "BREAKWATER RESOURCES LTD."

2. The authorized capital of the Company consists of Ten Million (10,000,000) Common shares without par value.

            CANADA                                                 NUMBER
 PROVINCE OF BRITISH COLUMBIA
                                                                   198436

                                [GRAPHIC OMITTED]

                          PROVINCE OF BRITISH COLUMBIA

                   Ministry of Consumer and Corporate Affairs

                             REGISTRAR OF COMPANIES
                                  COMPANY ACT


                                   CERTIFICATE



                              I HEREBY CERTIFY THAT

                            GAMBIER EXPLORATION LTD.


                    HAS THIS DAY CHANGED ITS NAME TO THE NAME

                            BREAKWATER RESOURCES LTD.



                                         GIVEN UNDER MY HAND AND SEAL OF OFFICE

                                         AT VICTORIA, BRITISH COLUMBIA,

         [GRAPHIC OMITTED]               THIS 23RD DAY OF JUNE 1981


                                         L. G. HUCK
                                         DEPUTY REGISTRAR OF COMPANIES

                                     FORM 20

                                  (SECTION 370)

                          PROVINCE OF BRITISH COLUMBIA

                                                        Certificate of
                                                        Incorporation No. 198436

                                  COMPANIES ACT

                               SPECIAL RESOLUTION


                The following special resolution was passed by the undermentioned Company on the date stated:

                Name of Company: ..................GAMBIER EXPLORATION LTD.

                Date resolution passed:     May 19, 1981.
[SEE NOTE (A)]  Resolution:

                ALTERATION OF MEMORANDUM-
                CHANGE OF COMPANY NAME


                RESOLVED, AS A SPECIAL RESOLUTION, that the name of the Company be changed from "GAMBIER EXPLORATION LTD." to "BREAKWATER RESOURCES LTD." AND THAT the first paragraph of the Memorandum of the Company be altered accordingly.

                The Memorandum as altered is attached.

                Certified a true copy the 11th day of June ,1981

                                           (SIGNATURE)

                                           (RELATIONSHIP TO COMPANY) Solicitor




               [NOTE.
                (a) Insert text of special resolution.
                (b) See section 1 (1) for definition of "special resolution".]

          CANADA                                                NUMBER
PROVINCE OF BRITISH COLUMBIA
                                     [GRAPHIC OMITTED]          198436

                                "COMPANIES ACT"

                             I HEREBY CERTIFY THAT

                            GAMBIER EXPLORATION LTD.



--------------------------------------------------------------------------------

  HAS THIS DAY BEEN INCORPORATED UNDER THE "COMPANIES ACT."

                                   GIVEN UNDER MY HAND AND SEAL OF OFFICE AT

                                   VICTORIA, PROVINCE OF BRITISH COLUMBIA, THIS

                                   15TH DAY

                                   OF October, ONE THOUSAND NINE
           [GRAPHIC OMITTED]
                                   HUNDRED seventy-nine


                                   --------------------------------------------
                                   ASSISTANT DEPUTY REGISTRAR OF COMPANIES

                                     Form 1

                                  COMPANIES ACT

                            GAMBIER EXPLORATION LTD.,

                                   MEMORANDUM

I wish to formed into a Company with limited liability under the Companies Act, in pursuance of this Memorandum.

1.      The name of the Company is "GAMBIER EXPLORATION LTD."

2. The authorized capital of the Company consists of Five Million (5,000,000) Common Shares without par value.

3. I agree to take the number, class and kind of Shares in the Company set opposite my name.


--------------------------------------------------------------------------------
FULL NAME,RESIDENT ADDRESS                        NUMBER, CLASS AND KIND
AND OCCUPATION OF SUBSCRIBER                      OF SHARES TAKEN BY SUBSCRIBER
--------------------------------------------------------------------------------



------------------------                          One (1) Common Share
PATRICK N. GRANT                                  without par value
903 Leovista,
North Vancouver, B.C.

Solicitor

TOTAL NUMBER OF SHARES TAKEN                      One (1) Common Share
                                                  without par value

--------------------------------------------------------------------------------

     DATED at Vancouver, British Columbia this 26th day of September, 1979.

                                    CONTENTS


PART               ARTICLE                                              PAGE
    1              Interpretation                                        1
    2              Shares and Share Certificates                         1
    3              Issue of Shares                                       2
    4              Transfer of Shares                                    2
    5              Transmission of Shares                                2
    6              Share Registers                                       3
    7              Purchase and Redemption of Shares                     3
    8              Borrowing Powers                                      3
    9              General Meetings                                      3
   10              Proceedings at General Meetings                       4
   1I              Votes of Members                                      5
   12              Directors                                             6
   13              Election, Appointment and Retirement of Directors     6
   14              Proceedings of Directors                              6
   15              The Seal                                              7
   16              Officers                                              7
   17              Indemnification and Protection of Directors,          7
                   Officers and Employees
   18              Dividends and Reserve                                 8
   19              Accounting Records                                    9
   20              Notices                                               9
   21              Record Dates                                          9
   22              Prohibition (deleted)                                 9
   23              Liens (deleted)                                       9
   24              Rights and Restrictions (if any)


                             Clark, Wilson & Company

                                  COMPANIES ACT

                                    ARTICLES
                                       OF
                            GAMBIER EXPLORATION LTD.


PART 1 - INTERPRETATION

1.1     In these Articles, unless the context otherwise requires:

        (a) "Board of Directors", "Board" and "Directors" mean the director or directors of the Company;

        (b) "Companies Act" means the Companies Act of the Province of British Columbia and any Act enacted in substitution therefor and all amendments thereto and includes all regulations made pursuant thereto;

        (c) "Registered Address" means the address recorded in any register maintained by the Company pursuant to the provisions of the Companies Act.

1.2 Expressions referring to writing include references to printing, lithographing, typewriting, photography, and other modes of representing or reproducing words in a visible form.

1.3 Words importing the singular include the plural, and vice versa. Words importing a male person include a female person and a corporation.

1.4     "Will" is to be construed as imperative.

1.5 The definitions contained in the Companies Act apply to these Articles if no inconsistency is created.

PART 2 - SHARES AND SHARE CERTIFICATES

2.1 Every share certificate issued by the Company will be in such form as the Directors approve and will comply with the Companies Act.

2.2 Any share certificate may he delivered to the holder by sending it by prepaid registered mail to his Registered Address. Where a share is held by two or more persons, delivery of the certificate for the share to the holder named first in the register of members is sufficient delivery to all.

2.3 If a share certificate is worn out or defaced, the Directors may, upon production of the certificate and upon such other terms as they may require, order the certificate to be cancelled and issue a new certificate in its place.

2.4 If a share certificate is stolen, lost or destroyed, the Directors may, upon proof to the satisfaction of the Directors and upon such indemnity as the Directors may require being provided, issue a new certificate in its place.

2.5 Subject to the Companies Act, the Company may treat a person whose name is entered in the register of members as the absolute owner of any share and, unless otherwise ordered by a Court of competent jurisdiction, the Company is not bound to recognize any equitable or other claim to or interest in the share on the part of any other person.

PART 3 - ISSUE OF SHARES

3.1 The unissued shares of the Company and those acquired through a redemption, purchase or other acquisition of its shares by the Company are under the control of the Directors who may, subject to the rights of the members, issue, allot, grant options on, or otherwise dispose of the shares to such persons, including the Directors, and upon such terms and conditions as the Directors may determine and the Companies Act may prescribe.

3.2 Subject to the Companies Act, the Directors may pay a commission or allow a discount to any person in consideration of his subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the Company or procuring or agreeing to procure subscriptions, whether absolute or conditional, for any shares in the Company. The Directors may also pay brokerage.

3.3 The Directors may determine the price or consideration for which shares without par value are issued.

3.4 Subject to the Companies Act, the Company may issue share purchase warrants upon such terms and conditions as the Directors may determine. Share purchase warrants may be issued alone or in conjunction with any other security issued or created by the Company.

3.5 The Company may by ordinary resolution alter its Memorandum to increase the share capital of the Company.

PART 4 - TRANSFER OF SHARES

4.1 Subject to the restrictions set forth in these Articles, a member may transfer any share by instrument in writing executed by or on behalf of the member and delivered to the secretary or the transfer agent of the Company. The instrument of transfer of any share will be either in the form provided on the back of the Company's form of share certificate or in any other form which the Directors may approve. If the Directors so require, each instrument of transfer will he in respect of one class of shares only.

4.2 Where an instrument of transfer together with the share certificate and such other evidence of title as the Directors may require is delivered to the Company, the Directors will, subject to the restrictions set forth in these Articles, cause the name of the transferee to be entered into the register of members, but the transferor remains the holder of the share until the name of the transferee is entered into the register of members.

4.3 The signature of a member or of his duly authorized attorney upon the instrument of transfer constitutes authority to the Company to register the shares specified in the instrument of transfer in the name of the person named in the instrument of transfer as transferee or, if no person is named, in any name designated in writing by the person depositing the share certificate and the instrument of transfer with the secretary or the transfer agent of the Company.

4.4 The Company and its Directors, officers and agents are not bound to inquire into the title of a transferee and they are not liable to any person for registering a transfer of shares.

4.5 The Directors may prescribe the sum to be paid to the Company to register any transfer.

PART 5 - TRANSMISSION OF SHARES

5.1 If a member dies and his share is not held by two or more persons, the legal representative of the deceased will be the only person recognized by the Company as having any title to or interest in the share.

5.2 If a member dies and his share is held by two or more persons, the surviving holder or holders of the share and the legal representative of the deceased will be the only persons recognized by the Company as having an interest, if any, in the share.

5.3 Before recognizing any legal representative of a deceased member, the Directors may require him to obtain a grant of Letters Probate or Letters of Administration in the Province of British Columbia.

5.4 A person who is entitled to a share because of the death or bankruptcy of a member, upon producing the evidence required by the Directors and the Companies Act, may be registered as holder of the share or may transfer the share, but the Directors will in either case have the same rights under Article
22.3 as they have in the case of a share transfer before death or bankruptcy.

5.5 A person who is entitled to a share because of an order of a Court of competent jurisdiction or because of a statute, upon producing such evidence as the Directors may require, may be registered as the holder of the share.

5.6 The person entitled to a share by reason of the death or bankruptcy of a member is entitled to the same dividends and other advantages as those to which he would be entitled if he were the member, but he will not be entitled in respect of it to vote or exercise any other rights conferred by membership in respect of meetings of the Company until his name appears in the register of members.

PART 6 - SHARE REGISTERS

6.1 The Company will keep or cause to be kept a register of members, a register of allotments, and a register of transfers. The Company may keep or cause to be kept a separate register in respect of each class of shares.

6.2 The Directors may appoint a Trust Company to keep the registers referred to in Article 6.1 and, if a separate register is to be kept in respect of any class of shares, the Directors may appoint the same or a different Trust Company to keep the register in respect of any class of shares. The Directors may appoint the same or a different Trust Company as the Company's transfer agent.

6.3 Subject to the Companies Act, the Company may keep or cause to be kept one or more branch registers of members at such place or places as the Directors may determine.

PART 7 - PURCHASE AND REDEMPTION OF SHARES

7.1 Subject to the special rights and restrictions attached to shares, the Company may, by a resolution of the Directors and in compliance with the Companies Act, purchase any of its shares upon the terms specified in the resolution or may redeem any class of shares in accordance with the special rights and restrictions attached thereto.

7.2 If the Company proposes to redeem some but not all of the shares of any class, the Directors may, subject to the Companies Act and subject to other rights and restrictions attached to the class of shares, decide the manner in which the shares to be redeemed will be selected.


7.3     The Company may not vote any share that it has redeemed or purchased.

PART 8 - BORROWING POWERS

8.1     The Directors may on behalf of the Company:

        (a) borrow money upon such terms and conditions as they think fit;

        (b) issue bonds, debentures, or other debt obligations either outright or as security for any liability or obligation of the Company; and

        (c) mortgage, pledge, charge, or give other security on the whole or any part of the property, assets and undertaking of the Company, present and future.

8.2 The Directors may authorize the issue of any debentures, bonds or other debt obligations of the Company at a discount or premium and with such rights or privileges as the Directors may determine at or before the time of issue.

8.3 The Company may keep one or more branch registers of its debentureholders inside or outside the

Province of British Columbia as the Directors may determine.

PART 9 - GENERAL MEETINGS

9.1 Subject to the Companies Act, the first annual general meeting will be held within 15 months from the date of incorporation, and thereafter an annual general meeting will be held once in every calendar year at the time (not being more than 13 months after the holding of the last preceding annual general meeting) and the place that is prescribed by the Directors. In default of the meeting being held, the meeting may be convened by any one or more members in accordance with the Companies Act.

9.2 Notwithstanding Article 9.1, if the Company is not a reporting Company under the Companies Act, it is not necessary to hold a meeting if all the members entitled to attend and vote at the meeting consent in writing to the business to he transacted at the meeting.

9.3     The Directors may, at any time, convene a general meeting.

9.4     Notice of a general meeting will be sufficient if it specifies:

        (a) the place, day and hour of the meeting;

        (b) the general nature of any special business to be transacted at the meeting; and

        (c) that any documents to be considered with any special business will be available for inspection by the members at a place designated in the notice during business hours on any working day or days up to the date of the meeting and at the meeting.

9.5 Accidental omission to give notice of a meeting to any member or the non-receipt of notice of a meeting will not invalidate the proceedings at that meeting.

9.6 The period of notice of a general meeting may be reduced or waived by unanimous consent in writing of the members entitled to attend and vote at the meeting.

9.7 All business conducted at a general meeting is deemed to be special with the exception of electing directors, appointing and fixing the remuneration of the auditors, and considering the financial statements and the reports of the Directors and auditors.

PART 10 - PROCEEDINGS AT GENERAL MEETINGS

10.1 No business will be transacted at any general meeting unless a quorum of members entitled to vote is present at the time when the meeting convenes.

10.2 Members personally present, being not less than two (or, if the Company has only one member, one) and who hold or represent by proxy in the aggregate not less than one-tenth of the issued capital of the Company entitled to vote, constitute a quorum.

10.3 If a quorum is not present within one-half hour from the time appointed for a meeting, then the meeting, if convened upon the requisition of members, will be dissolved. In any other case, the meeting will stand adjourned to the same day in the next week, at the same hour and place. If at the adjourned meeting a quorum is not present within one-half hour from the time appointed for the meeting, the members present will constitute a quorum.

10.4 The chairman of the Board or, in his absence, the president of the Company will preside as chairman at every meeting of the Company.

10.5    If, at any meeting:

        (a) there is no chairman or president;

        (b) the chairman or president is not present within five minutes after the time appointed for holding the meeting; or

        (c) the chairman or president is unwilling to act as chairman, the members present may choose a chairman for the meeting.

10.6 The chairman may, with the consent of any meeting, and will, if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business will be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned to an unspecified time or place, not less than seven days' notice of the adjourned meeting will be given, but it is not otherwise necessary to give any notice of adjournment or of the business to be transacted at an adjourned meeting.

10.7 Subject to the Companies Act, every question submitted to a general meeting will be decided on a show of hands unless, before or on the declaration of the result of the show of hands, a poll is directed by the chairman or demanded by a member or a proxy holder entitled to vote. A declaration by the chairman that, on a show of hands, a resolution has been carried, or defeated, together with an entry to that effect in the minute book of the Company is conclusive evidence of the fact.

10.8 If a poll is demanded, it will be taken in such manner as the chairman directs, and the result of the poll is effective from the time of the meeting at which the poll is demanded. The demand for a poll may be withdrawn. Any poll demanded on the election of the chairman of a meeting or on any question of adjournment will be taken at the meeting without adjournment.

10.9 In the case of an equality of votes, the chairman of the meeting will not have a second or casting vote.

10.10 The demand for a poll does not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded.

PART 11 - VOTES OF MEMBERS

11.1 Subject to any rights or restrictions for the time being attached to any class or classes of shares, on a show of hands every member present in person has one vote, and on a poll every member, present in person or by proxy, has one vote for each share he holds.

11.2 Subject to the rights or restrictions attached to any class of shares, any corporation which is a member and which is not a subsidiary of the Company is entitled to vote at any meeting of the Company and may appoint a person to act as its representative at the meeting.

11.3 In the case of two or more registered holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the votes of the others, and for this purpose seniority is determined by the order in which their names stand in the register of members.

11.4 A member for whom a committee has been duly appointed may vote, whether on a show of hands or on a poll, by his committee. A committee may appoint a proxy holder.

11.5    On a poll, votes may be cast either personally or by proxy.

11.6 A proxy and any power of attorney or other authority under which it is signed or a notarially certified copy of the power or authority will be deposited at the place specified for that purpose in the notice of meeting or, if no place is so specified, at the registered office of the Company before the time for holding the meeting at which the person named in the proxy proposes to vote, or such earlier time as the Directors may determine. In default the proxy will not be treated as valid.

11.7 A proxy will be in writing under the hand of the appointor and, if the appointor is a corporation, under the hand of an officer or attorney duly authorized for that purpose. A proxy holder is not required to be a member.

11.8 A proxy will be in the following form or in any form the Directors approve:
        The undersigned hereby appoints_________________________________________
        of______________________________________________________________________
        or__________________________________,of_________________________________
        (or failing him_____________________________ ,of________________________
        as proxy holder for the undersigned to attend at and vote for and on behalf of the undersigned at the (annual or extraordinary, as the case may be) general meeting of the Company, to be held on the__________________________day of____________________________, and at
        any adjournment of that meeting.
        Signed this__________________________day of______________________,19
        The form of and the authority conferred by a proxy will comply with the Companies Act.

11.9    A proxy may be revoked at any time before it is exercised.

PART 12 - DIRECTORS

12.1 Unless the number of Directors is determined by ordinary resolution, the number of Directors, including additional Directors, will be not less than one (or, if the Company is a reporting company, not less than three), and not more than 20. Within this range the number of Directors may be determined by the Directors.

12.2    A director is not required to be a member.

12.3 The remuneration of the Directors may be fixed by the Board, subject to such limitations as may be established by ordinary resolution, and may be in addition to any remuneration they are otherwise entitled to receive.

12.4    It is the duty of a director to comply with the Companies Act.

12.5 A director is entitled to be repaid reasonable expenses properly incurred on the business of the Company. If a director is required to perform extra services or is otherwise occupied on the Company's business, he is entitled to receive remuneration to be fixed by the Board or, at the option of the Directors, by the Company in general meeting, and the remuneration may be either in addition to or in substitution for any other remuneration he is entitled to receive.

PART 13 - ELECTION, APPOINTMENT AND RETIREMENT OF DIRECTORS

13.1 Subject to Article 13.3, at each annual general meeting of the Company all Directors will retire from office effective at the termination of the meeting (or, if the members consent in writing to the business required to be transacted at the annual general meeting pursuant to Article 9.2, then on the effective date of the resolution electing Directors) and directors will be elected to fill the offices vacated.

13.2    A retiring director is eligible for re-election.

13.3 If, at a meeting at which an election of Directors ought to take place, the places of retiring directors are not filled, the meeting will stand adjourned until the same day in the next week, at the same time and place. If at the adjourned meeting the places of the retiring directors are not filled, the retiring directors, or such of them as have not had their places filled, will be deemed to have been re-elected at the adjourned meeting.

13.4 Subject to Article 12.1, the Directors may appoint a person as an additional director.

13.5 A director may, with the approval of the Directors, appoint any person, whether a member or a director of the Company or not, to serve as his alternate director and as such to attend and vote in his place at meetings of Directors. If the appointee is a director of the Company, he will be entitled to two votes, one as a director and the other as an alternate director. If the appointing director so directs, notices of meetings of Directors will be sent to the alternate director and not to the appointing director.

13.6 An alternate director will vacate his office as an alternate director when either:

        (a) The appointing director ceases to be a director; or

        (b) The appointing director removes the appointee from office as an alternate director by notice in writing delivered to the secretary of the Company.

13.7 The Company may, by special resolution, remove any director before the expiration of his period of office and may, by ordinary resolution, appoint another person in his stead.

13.8 A casual vacancy that occurs among the directors may be filled for the unexpired term by the remaining directors.

PART 14 - PROCEEDINGS OF DIRECTORS

14.1 The Directors may meet together for the conduct of business, and may adjourn and otherwise regulate their meetings as they think fit.

14.2 Unless all directors waive their right to notice or otherwise agree, the secretary or a director will give not less than seven days' notice of any meeting of Directors. Any director may requisition a meeting of Directors by giving notice.

14.3 A majority of votes decides questions arising at any meeting of Directors. In the case of an equality of votes, the chairman will not have a second or casting vote.

14.4 The Directors may fix the quorum necessary for the conduct of their business. If no quorum is fixed, it is a majority of the Board.

14.5 A director who is interested in any contract or transaction will be counted in the quorum for a meeting of Directors but will disclose the nature and extent of his interest at the meeting. Unless authorized by ordinary resolution, a director cannot vote on a contract or transaction in which he is interested.

14.6 The Directors may continue to act if there is a vacancy in their number, but, if the number of Directors is less than the quorum fixed pursuant to these Articles, the continuing Directors may act only to fill the vacancies up to the quorum fixed pursuant to these Articles, or to summon a general meeting of the Company.

14.7 The Directors may elect a chairman for their meetings and determine the period for which he is to hold office. If no chairman is elected, the president will be chairman. If neither the chairman nor the president is present at any meeting of Directors, the directors present may choose a chairman of the meeting.

14.8 The Directors may delegate any of their powers to a committee or committees consisting of such person or persons as they think fit. Any committee so formed will, in the exercise of its delegated powers, conform to any regulations that may be imposed by the Directors.

14.9 No act of the Board or a director is invalid because a defect in the appointment or qualification of a director is discovered subsequently.

14.10 The Directors may, without calling a meeting, pass a resolution by unanimous consent in writing.

PART 15 - THE SEAL

15.1 The Directors may provide a seal for the Company. The seal of the Company may be affixed to any instrument by, and any instrument may be executed on behalf of the Company in the presence of, any two directors of the Company, or as may be determined by resolution of the Directors.

15.2 The Directors may authorize for use without the Province of British Columbia an official seal, which will be a facsimile of the common seal of the Company with the addition on its face of the name of the Province, State or Country where it is to be used.

PART 16 - OFFICERS

16.1 The Directors will appoint or elect a president and secretary of the Company and may appoint or elect such other officer or officers of the Company as in their discretion they think fit. The chairman of the board and the president are required to be directors.

PART 17 - INDEMNIFICATION AND PROTECTION OF DIRECTORS, OFFICERS AND EMPLOYEES

17.1 Subject to the Companies Act, a director or other officer of the Company is not liable for:

        (a) any act, receipt, neglect, or default of any other director or officer;

        (b) joining in any act for conformity;

        (c) loss or damage arising from bankruptcy, insolvency or tortious acts of any person with whom any monies, securities or effects are deposited;

        (d) loss or damage arising or happening to the Company through the insufficiency or deficiency of any security in or upon which assets of the Company may be invested;

        (e) any loss occasioned by any error or oversight on his part; or

        (f) any loss, damage or misfortune whatsoever happening in the execution of the duties of his office or in relation thereto,

unless it happens through his own dishonesty.

17.2 Subject to the Companies Act, the Company will indemnify each and every director, secretary or assistant secretary and each and every former director, secretary or assistant secretary of the Company against all reasonable losses, costs, charges and expenses properly incurred, including any amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding by reason of his having been a director or secretary or assistant secretary of the Company, if:

        (a) he acted honestly and in good faith, with a view to the best interests of the Company and

        (b) he had reasonable grounds for believing his conduct was lawful.

The result of any action, suit or proceeding does not create a presumption that the person did not act honestly and in good faith with a view to the best interests of the Company, or that the person did not have reasonable grounds to believe that his conduct was lawful. The Company will apply to a Court of competent jurisdiction for all approvals of the Court which may be required to make this Article effective and enforceable. Each director, secretary and assistant secretary on being elected or appointed will be deemed to have contracted with the Company on the terms of the indemnity contained in this Article.

17.3 The Company may, if permitted by law, indemnify any person who serves or has served as a director, officer, employee, or agent of the Company or of any corporation of which the Company is a shareholder.

17.4 The Company may purchase and maintain insurance for the benefit of any person who is or was serving as a director, officer, employee or agent of the Company or of any corporation of which the Company is a shareholder against any liability which may be incurred by him in that capacity.

PART 18 - DIVIDENDS AND RESERVE

18.1 The Directors may by resolution declare dividends, either with or without notice, and pay the same out of any funds of the Company available for that purpose.

18.2 Subject to special rights as to dividends attached to any shares, all dividends will be declared and paid according to the number of shares held.

18.3 The Directors may, before declaring a dividend, set aside out of the profits of the Company such moneys as they think proper as a reserve or reserves which will be applicable for meeting contingencies or equalizing dividends, or for any other purpose to which the profits of the Company may be properly applied, and the moneys may, pending this application, either be employed in the business of the Company or be invested as the Directors think fit.

18.4    No dividends bear interest against the Company.

18.5 The Directors may deduct from any dividend payable to a member all sums of money presently owing by that member to the Company.

18.6 The transfer of shares does not, as against the Company, transfer the right to any dividend declared thereon before the registration of the transfer.

18.7 The Directors may, with the approval of the members declare a dividend to be paid wholly or in part by distribution of specific assets including without limitation paid up shares or debentures of the Company and any other corporation.

18.8 The Directors may settle any difficulty which may arise in regard to a distribution as they think expedient, and in particular may issue fractional certificates, may fix the value for the distribution of any specific assets and may determine that cash payments will be made to any member upon the basis of the value so fixed or that fractions of less than $ 1.00 will be disregarded in order to adjust the rights of all parties.

PART 19 - ACCOUNTING RECORDS

19.1 The Directors will cause to be kept books of account, accounting records and such other records as are necessary to comply with the provisions of statutes applicable to the Company.

19.2 The books and records will be kept at such place or places as the Directors may think fit and will be open to inspection by the Directors.

PART 20 - NOTICES

20.1 Any notice may be given by the Company to any member or director either personally or by sending it by prepaid post or telegram to him at his Registered Address.

20.2 A notice sent by prepaid post or telegram is effective on the day after the date of sending. A notice delivered personally is effective on the day of delivery.

20.3 If a share is held by two or more members, a notice sent to the holder named first in the register of members is effectively given to all the holders thereof.

20.4 A notice may be given by the Company to the person entitled to a share because of the death or bankruptcy of a member by sending it by prepaid post or telegram addressed to the person by name, or by the title of the representative of the deceased member or trustee of the bankrupt member, or by any like description, at the address supplied for that purpose, or, if no address is supplied, at the Registered Address of the member.

PART 21 - RECORD DATES

21.1 The Directors may fix a date (the "Record Date") within the period permitted by the Companies Act for the purpose of determining the identity of persons entitled to receive notice of any meeting, to attend or vote at any meeting, to receive a dividend, to exercise a right to purchase shares, or for any other proper purpose. Only those persons whose names appear on the records of the Company on the Record Date will be included for the purposes described in determining the Record Date.

21.2 If no Record Date is fixed by the Directors, the date on which the business is transacted is the Record Date.

--------------------------------------------------------------------------------

Full names, resident addresses and occupations of Subscribers

--------------------------------------------------------------------------------



       /s/ Patrick N. Grant
       --------------------
NAME   PATRICK N. GRANT
       903 Leovista,
       North Vancouver, B.C.



       Solicitor



-------------------------------------
NAME
-------------------------------------

-------------------------------------



-------------------------------------
NAME
-------------------------------------

-------------------------------------



DATED at Vancouver, B.C. this 26th day of SEPTEMBER A.D. 1979

                                INDEX TO ARTICLES

ACCOUNTING RECORDS ...................................................19.1, 19.2

AUDITORS ....................................................................9.7

BORROWING POWERS ............................................................8.1

CAPITAL, INCREASE OF ........................................................3.5

DEBENTURES ..................................................................8.2
        Register of .........................................................8.3

DIRECTORS
        Additional, Appointment of .........................................13.4
        Alternate, Appointment of ..........................................13.5
        Committees of ......................................................14.8
        Conflict of Interest ...............................................14.5
        Delegation of Powers ...............................................14.8
        Disqualification of ................................................14.9
        Election of .................................................13.1 - 13.3
        Indemnification of.....................................12.5, 17.1 - 17.3
        Insurance ..........................................................17.4
        Liability of .......................................................17.1
        Qualifications ...............................................12.2, 13.2
        Number of ..........................................................12.1
        Proceedings Generally ......................................14.1 - 14.10
               Chairman ........................................14.3, 14.7, 16.1
               Consent Resolution .........................................14.10
               Majority ....................................................14.3
               Notice ......................................................14.2
               Quorum ......................................................14.4
        Remuneration .......................................................12.5
        Resolution in Writing .............................................14.10
        Vacancy ............................................................14.6
        Validation of Acts .................................................14.9

DIVIDENDS
        Declaration of......................................................18.1
        Deductions from ....................................................18.5
        Distributions of..............................................18.2, 18.8
        Interest ...........................................................18.4
        Manner of Payment ..................................................18.7
        Reserves ...........................................................18.3
        Transfer of Shares..................................................18.6

GENERAL MEETINGS
        Adjournment of.....................................................10.6
        Casting Vote.......................................................10.9
        Chairman at..................................................10.4, 10.5

        Dates of ...........................................................9.1
        Notice of ..........................................9.4-9.5, 10.3, 10.6
        Poll .................................................10.7, 10.8, 10.10
        Proceedings at ..............................................10.1-10.10
        Proxies ......................................................11.6-11.9
         Form of ..........................................................11.8
        Quorum .......................................................10.1-10.3
         If no quorum .....................................................10.3
        Requisition of......................................................9.1
        Voting at ........................................10.7-10.10, 11.1-11.7
        Voting Rights ................................................11.1-11.7
         For Joint Holders ................................................11.3
         Waiver of .........................................................9.2

MEMBERS, NUMBER OF ........................................................22.1

NOTICES ..............................................................20.1-20.4

OFFICERS ..................................................................16.1

RECORD DATES ..............................................................21.1

SEAL .................................................................15.1-15.2

SHARES
         Certificates ......................................................2.1
         Commission ........................................................3.2
         Consideration for .................................................3.3
         Delivery of .......................................................2.2
         Form of............................................................2.1
         Issue of .....................................................3.1, 3.4
         Liens ........................................................23.1-233
         Offer to Public ..................................................22.2
         Register of ...................................................6.1-6.3
         Redemption of .................................................7.1-7.3
         Restrictions on Transfer .........................................22.3
         Rights and Restrictions (if any) ...................................24
         Transfer of ...................................................4.1-4.5
         Transmission of ...............................................5.1-5.6


        Industry Canada  Industrie Canada

CERTIFICATE                                          CERTIFICAT
OF AMENDMENT                                         DE MODIFICATION

CANADA BUSINESS                                      LOI CANADIENNE SUR
CORPORATIONS ACT                                     LES SOCIETES PAR ACTIONS
--------------------------------------------------------------------------------------------------

  BREAKWATER RESOURCES LTD.                                281949-0
 ------------------------

Name of corporation-Denomination de la       Corporation number-Numero de la societe
societe
                                                Je certifie que les statuts de la
I hereby certify that the articles of the       societe susmentionnee ont ete
above-named corporation were                    modifies:
amended
                                                a) en vertu de l'article 13 de la LOI
(a) under section 13 of the CANADA              CANADIENNE SUR LES SOCIETES PAR ACTIONS,
BUSINESS CORPORATIONS ACT in accordance with    conformedment a l'avis ci joint;
the attached notice;
                                                b) en vertu de l'article 27 de la LOI
(b) under section 27 of the CANADA BUSINESS     CANADIENNE SUR LES SOCIETES PAR ACTIONS, tel
CORPORATIONS ACT as set out in the attached     qu'il est indique dans les clauses
articles of amendment designating a series      modificatrices ci-jointes designant
of shares;                                      une serie d'actions;

(c) under section 179 of the CANADA             c) en vertu de l'article 179 de la LOI
BUSINESS CORPORATIONS ACT as set out in the     CANADIENNE SUR LES SOCIETES PAR ACTIONS, tel
attached articles of amendment;                 qu'il est indique dans les clauses
                                                modificatrices ci-jointes;
(d) under section 191 of the CANADA
BUSINESS CORPORATIONS ACT as set out in the     d) en vertu de l'article 191 de la LOI
attached articles of reorganization.            CANADIENNE SUR LES SOCIETES PAR ACTIONS, TEL
                                                qu'il est indique dans les clauses de
                                                reorganisation ci-jointes.


     Director - Directeur
     --------------------------

                                                JUNE 8, 1995/LE 8 JUIN 1995
                                              DATE OF AMENDMENT - DATE DE MODIFICATION

--------------------------------------------------------------------------------------------------

              CANADA                                  IC 3411(10-94)(cca 2140)


INDUSTRY CANADA    INDUSTRIE CANADA             FORM 4                  FORMULE 4
                                                ARTICLES OF AMENDMENT   CLAUSES  MODIFICATRICES
CANADA BUSINESS    LOI REGISSANT LES SOCIETES   (SECTION 27 OR 177)     (ARTICLES 27 OU 177)
CORPORATIONS ACT   PAR ACTIONS DE REGIME
FEDERAL
-----------------------------------------------------------------

1 - NAME OF CORPORATION - DENOMINATION DE LA SOCIETE   2.   CORPORATION NO. - N(DEGREE) DE LA SOCIETE

BREAKWATER RESOURCES LTD.                                   281949-0

--------------------------------------------------------------------------------
3.  THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED AS FOLLOWS:       LES STATUTE DE LA SOCIETE MENTLONNEE CI-
                                                                              DESSUS SENT MODIFIES DE LA FACON SUIVANTE :

        1. by increasing the authorized share capital from 500,000,000 Common Shares without par value to an unlimited number of Common Shares without par value;

        2. by consolidating the Corporation's issued and outstanding Common Shares on the basis of one post-consolidation Common Share for every 400 issued and outstanding pre-consolidation Common Shares in the capital of the Corporation; provided that; in respect of all holders of 400 or more Common Shares, such holders will be entitled to receive all fractions of Common Shares resulting from the consolidation and that, in respect of all holders of less than 400 Common Shares (the "Non-Continuing Shareholders"), such holders shall not be entitled to receive any fractional share interest but shall instead be entitled to receive from the Corporation cash in an amount equal to the number of shares held by such holder multiplied by the weighted average price at which the Common Shares have traded on The Toronto Stock Exchange during the 20 consecutive trading days immediately preceding June 7, 1995 (the "Cancellation Price"). Upon these Articles of Amendment becoming effective, the Corporation shall pay or cause to be paid the Cancellation Price to the Non-Continuing Shareholders on presentation and surrender of the certificates representing their Common Shares, and the Non-Continuing Shareholders shall cease to exercise any of the rights of holders of Common Shares unless payment of the Cancellation Price shall not be made in accordance with the foregoing provisions, in which case their rights shall remain unimpaired.




DATE            [GRAPHIC OMITTED]       Title - Titre

                                        Corporate Secretary
530-21-936-1387
(01-93) 48                              FOR DEPARTMENTAL USE ONLY - A L'USAGE
                                        DU MINISTERE SEULEMENT
                                         FILED - DEPOSEE

        The Corporation may make payment of the Cancellation Price by cheques of the Corporation drawn on a Canadian chartered bank and payable at par at any branch in Canada of such bank. The delivery or mailing of such cheques to the Non-Continuing Shareholders shall be deemed to satisfy and discharge all liability in respect of such Cancellation Price to the extent of the amount represented by such cheques (plus any tax required to be and deducted or withheld therefrom), unless such cheques are not paid on due presentation. The Corporation shall also have the right, upon these Articles of Amendment becoming effective, to deposit the Cancellation Price in any Canadian chartered bank or trust company in Canada specified in a subsequent notice to the Non-Continuing Shareholders in respect of which the deposit is made, in a special account for the Non-Continuing Shareholders, and upon such deposit being made payment of Cancellation Price shall be deemed to have been made and all liability of the Corporation in respect of such Cancellation Price shall be satisfied and discharged by and to the extent of such deposit, and the Non-Continuing Shareholders shall cease to exercise any of the rights of holders of Common Shares and the rights of the Non-Continuing Shareholders shall be limited to receiving, without interest, the Cancellation Price (less any tax required to be and deducted or withheld therefrom) so deposited upon presentation and surrender of the certificates representing his shares so redeemed. Any interest on such deposit shall belong to the Corporation. Any amount paid or payable hereunder that is represented by a cheque which has not been duly presented for payment within, or that otherwise remains unclaimed (including moneys held on deposit as aforesaid) for a period of, 6 years from the time these Articles of Amendment become effective shall be forfeited to the Corporation;

3. by subdividing the Corporation's issued and outstanding Common Shares on the basis of 20 post-subdivision Common Shares for each issued and outstanding pre-subdivision Common Share in the capital of the Corporation; provided that all fractions of Common Shares remaining following the subdivision will be rounded to the next lowest whole number if the first decimal place is less than five and rounded to the next highest whole number if the first decimal place is five or greater; and

4. by consolidating the Corporation's issued and outstanding Series A Shares on the basis of one post-consolidation Series A Share for every 20 issued and outstanding pre-consolidation Series A Shares in the capital of the Corporation; provided that all fractions of Series A Shares will be rounded to the next lowest whole number if the first decimal place is less than five and rounded to the next highest whole number if the first decimal place is five or greater.

            Consumer and                        Consommation
            Corporate Affairs Canada            et Corporations Canada

 CERTIFICATE OF CONTINUANCE                         CERTIFICAT DE PROROGATION

CANADA BUSINESS                                    LOI REGISSANT LES SOCIETES
CORPORATIONS ACT                                PAR ACTIONS DE REGIME FEDERAL

--------------------------------------------------------------------------------

    BREAKWATER RESOURCES LTD.                               281949-0


    NAME OF CORPORATION - DENOMINATION DE LA SOCIETE        NUMBER - NUMERO




I hereby certify that the above-        Je certifie par les presentes que la
mentioned Corporation was continued     societe mentionnee ci-haut a ete
under Section 187 of the Canada         prorogee en vertu de l'article 187 de la
Business Corporations Act as set        Loi regissant les societes par actions
out in the attached Articles of         de regime federal, tel qu'indique dans
Continuance.                            les clauses de prorogation ci-jointes.


          LE DIRECTEUR
                                            MAY 11, 1992/LE 11 MAI 1992

             DIRECTOR               DATE OF CONTINUANCE - DATE DE LA PROROGATION

--------------------------------------------------------------------------------


   Canada

                        CANADA BUSINESS CORPORATIONS ACT

                        FORM 11 - ARTICLES OF CONTINUANCE
                                 (SECTION 187)

--------------------------------------------------------------------------------
1.      Name of Corporation:

        BREAKWATER RESOURCES LTD.
--------------------------------------------------------------------------------
2.      The place in Canada where the registered office is to be situated:
        Suite 4400, P.O. Box 95, Royal Trust Tower, Toronto Dominion Centre, M5K 1G8
--------------------------------------------------------------------------------
3. The classes and any maximum number of shares that the corporation is authorized to issue:

        700,000,000 shares divided into 500,000,000 common shares and 200,000,000 preferred shares of which 19,250,000 are designated as "Series A Convertible Preferred Shares", having the rights, restrictions and conditions as set out in Schedule I attached hereto
--------------------------------------------------------------------------------
4.      Restrictions if any on share transfers:

        NONE
--------------------------------------------------------------------------------
5.      Number (or minimum and maximum number) of directors:

         Minimum: Three (3)                     Maximum: Ten (10)
--------------------------------------------------------------------------------
6.      Restrictions, if any, on business the corporation may carry on:

        NONE
--------------------------------------------------------------------------------
7.      (1) If change of name effected, previous name

        GAMBIER EXPLORATION LTD. - The name of the Corporation was changed to Breakwater Resources Ltd. on June 23, 1981.

        (2) Details of Incorporation

        Incorporated as GAMBIER EXPLORATION LTD. on October 15, 1979 in the Province of British Columbia
--------------------------------------------------------------------------------
8.      Other provisions if any

        NONE

Date                    Signature                       Description of Office
May 6, 1992                                             Allen Palmiere, Director

FOR DEPARTMENTAL USE ONLY
CORPORATION NO. 281949-0                          FILED:  May 11, 1992

                                   SCHEDULE I

                   RIGHTS AND RESTRICTIONS ATTACHED TO SHARES

        COMMON SHARES

The rights, privileges, restrictions and conditions attaching to the Common Shares are as follows:

(a) PAYMENT OF DIVIDENDS: Members holding Common Shares shall be entitled to receive dividends if, as and when declared by the board of directors of the Company (the "board") out of the assets of the Company properly applicable to the payment of dividends in such amounts and payable in such manner as the board may from time to time determine. Subject to the rights of the holders of any other class of shares of the Company entitled to receive dividends in priority to or rateably with the holders of the Common Shares, the board may in its sole discretion declare dividends on the Common Shares to the exclusion of any other class of shares of the Company.

(b) PARTICIPATION UPON LIQUIDATION, DISSOLUTION OR WINDING-UP: In the event of the liquidation, dissolution or winding-up of the Company or other distribution of assets of the Company among its shareholders for the purpose of winding-up its affairs, members holding Common Shares shall, subject to the rights of the holders of any other class of shares of the Company entitled to receive the assets of the Company upon such distribution in priority to or rateably with the holders of the Common Shares, be entitled to participate rateably in any distribution of the assets of the Company.

(c) VOTING RIGHTS: Members holding Common Shares shall be entitled to receive notice of and to attend all annual and extraordinary meetings of the shareholders of the Company and to one (1) vote in respect of each Common Share held at all such meetings.

        PREFERRED SHARES

The rights, privileges, restrictions and conditions attaching to the Preferred Shares are as follows:

(a) SERIES: The Preferred Shares may at any time, and from time to time, be issued in one or more series, in accordance with and subject to the provisions of the laws governing the Company, as now existing or hereafter amended (such laws being herein referred to as the "Act"). The directors of the Company shall, subject to the provisions of the Act, the provisions herein contained and to any conditions attached to any outstanding series of Preferred Shares, by resolution duly passed before the issue of any Preferred Shares of any series, fix the number of shares in and determine the designation, rights, privileges, restrictions and conditions attaching to the Preferred Shares of such series.

(b) RETURN OF CAPITAL: The Preferred Shares of each series shall rank with regard to the return of capital in priority to the Common Shares and over any other shares ranking junior to the Preferred Shares, and the Preferred Shares of each series may also be given such other preferences over the Common Shares and any other shares ranking junior to the Preferred Shares as may be determined as to the respective series authorized to be issued.

(c) PARTICIPATION UPON LIQUIDATION, DISSOLUTION OR WINDING-UP: The Preferred Shares of each series shall rank on a parity with the Preferred Shares of every other series with respect to priority in the return of the capital in the event of liquidation, dissolution or winding-up of the Company.

(d) RECLASSIFICATION: Neither the Common Shares, nor the Preference Shares shall be subdivided, consolidated, reclassified or otherwise changed unless contemporaneously therewith the other of the classes is subdivided, consolidated, reclassified or otherwise changed in the same proportion and in the same manner.

        SERIES A CONVERTIBLE PREFERRED SHARES

The first series of the Preferred Shares shall consist of 19,250,000 shares designated as Series A Convertible Shares (the "Series A Shares") and in addition to the rights, privileges, restrictions and conditions attaching to the Preferred Shares as a class, shall have attached thereto the following:

(a) DIVIDENDS:

        (1) In respect of the six months ending on the last day of each June and December commencing June 30, 1992 and terminating June, 1997, the holders of the Series A shares shall be entitled, within sixty (60) days of the last day of each such six month period, in the event that the simple average price per pound of zinc during such six months is equal to or greater than U.S. $0.75, out of the profits or surplus properly available for the payment of dividends, to fixed, non-cumulative preferential cash dividends at the following rates:

                (i) in the event that the simple average price per pound of zinc during such six month period is equal to or greater than U.S. $0.75 and less than or equal to U.S. $0.85, the dividend rate shall be equal to five per cent (5%) on the amount paid up per Series A Share;

                (ii) in the event that the simple average price per pound of zinc during such six month period is greater than U.S. $0.85 and less than or equal to U.S. $0.95, the dividend rate shall be equal to ten per cent (10%) on the amount paid up per Series A Share; and

                (iii) in the event that the simple average price per pound of zinc during such six month period is greater than U.S. $0.95, the dividend rate shall be equal to fifteen per cent (15%) on the amount paid up per Series A Share.

        (2) For the purposes hereof, the price per pound of zinc on any day shall be equal to the closing price of a pound of zinc on the London Metals Exchange.

        (3) Cheques of the Company payable at par at any branch of the Company's bankers shall be issued in respect of the dividends referred to in clause (a)(1) above, within sixty (60) days from the last day in each six month period in which dividends are payable, and payment thereof shall satisfy such dividends. Dividends which are represented by a cheque which has not been presented to the Company's bankers for payment or that otherwise remain unclaimed for a period one (1) year from the date on which they were declared to be payable shall be forfeited to the Company. If on any dividend payment date the dividend payable on such date is not paid in full on all of the Series A Shares then issued and outstanding, such dividend or the unpaid part thereof shall be paid on a subsequent date or dates determined by the board of directors of the Company on which the Company shall have moneys properly applicable to the payment of the same.

(b) CONVERSION OF THE OPTION OF THE HOLDER:

        (1) The holders of the Series A Shares shall have the right at any time prior to the close of business on July 2, 1997 (the "Time of Expiry") to convert Series A Shares into fully paid and non-assessable Common Shares on the basis of one (1) Common Share for each Series A Share converted (subject as hereinafter provided).

        (2) The conversion privilege herein provided for may be exercised by notice in writing given to any transfer agent for the Series A Shares, accompanied by the certificate or certificates evidencing Series A Shares in respect of which the holder thereof desires to exercise such right of conversion. Such notice shall be signed by such holder or his duly authorized attorney and shall specify the number of Series A Shares which the holder desires to have converted. The transfer form in the certificate or certificates in question need not be endorsed, except in the circumstances contemplated by clause (b)(4), below. If less than all of the Series A Shares evidenced by a certificate or certificates accompanying any such notice are to be converted, the holder thereof shall be entitled to receive, at the expense of the Company, a new certificate evidencing the Series A Shares comprised in the certificate or certificates surrendered as aforesaid which are not to be converted.

        (3) In the case of any Series A Shares which are converted by the Company pursuant to paragraph (c), below, the right of conversion provided for pursuant to this paragraph (b) shall, notwithstanding anything herein contained, cease and terminate at the close of business on the last business day next preceding the date fixed for conversion by the Company; provided, however, that if the Company shall fail to convert such Series A Shares in accordance with the notice of conversion referred to in clause (c)(5), below the right of conversion provided for in this paragraph (b) shall thereupon be restored.

        (4)     On any conversion of Series A Shares pursuant to this paragraph
                (b), the share certificates evidencing the Common Shares resulting therefrom shall be issued in the name of the registered holder of the Series A Shares converted or in such other name or names as such registered holder may direct in writing (either in the notice referred to in clause (b)(2), above or otherwise), provided that such registered holder shall pay any applicable security transfer taxes, in any such case the transfer form on the back of the certificates in question shall be endorsed by the registered holder of the Series A Shares or his duly authorized attorney, with signature guaranteed in a manner satisfactory to the transfer agent.

        (5) Subject as hereinafter provided in this clause (b)(5), the right of a holder of Series A Shares to convert the same into Common Shares shall be deemed to have been exercised, and the holders of Series A Shares to be converted (or any person or persons in whose name or names any such registered holder of Series A Shares shall have directed certificates evidencing Common Shares to be issued as provided in clause (b)(4), above) shall be deemed to have become holders of Common Shares or record of the Company for all purposes on the respective dates of surrender of certificates evidencing the Series A Shares to be converted accompanied by notice in writing as provided in clause (b) (2), above, notwithstanding any delay in the delivery of certificates evidencing the Common Shares into which such Series A Shares have been converted.

        (6) The holders of Series A Shares at the close of business on the record date for any dividend payable on such shares shall be entitled to such dividend notwithstanding that such shares are converted into Common Shares after such record date and before the payment date of such dividend and the registered holders of the Common Shares resulting from such conversion shall be entitled to rank equally with the holders of all other Common Shares in respect of all dividends payable to holders of Common Shares who were holders of record at the close of business on any date on or after the date of such conversion or declared after such date.

        (7) If the holder of any Series A Shares shall exercise the conversion right attaching thereto at any time after the payment by the Company of any dividend on the Common Shares payable in Common Shares of the Company or a dividend on the Common Shares payable at the option of the holders thereof either in Common Shares of the Company or in cash, such holder shall be entitled to the number of Common Shares which he would have been entitled to on the exercise of such right of conversion of such Series A Shares if such dividend had not been paid and, in addition, to such additional number of shares as would have been payable on the Common Shares which would have resulted from the exercise of such right of conversion if they had been outstanding on the record date for the payment of such dividend and if such holder had exercised any such option so as to be entitled to shares and not to cash.

        (8) all shares resulting from any conversion of Series A Shares into Common Shares shall be fully paid and non-assessable; nothing herein contained shall affect or restrict the right of the Company to increase the number of its Common Shares in accordance with the provisions of the Act and to issue such shares from time to time.

(c) CONVERSION AT THE OPTION OF THE COMPANY:

        (1) The Company shall have the right, within thirty (30) days of the last day of the first period of sixty (60) consecutive trading days during which the simple average trading price of the COMMON Shares is equal to Cdn. $1.75, to convert all but not less than all of the Series A Shares then outstanding on the basis of one fully paid and non-assessable Common Share for each Series A Share converted (subject as hereinafter provided).

        (2) For the purposes of clause (c) (1) above, the term "trading price of the Common Shares", on any day, shall mean:

                (i) the closing price of the Common Shares on the Toronto Stock Exchange on such date, in the event that there is such a closing price;


                (ii) the average of the bid and asked quotations of the Common Shares on The Toronto Stock Exchange on such date, in the event that there is no closing price of the Common Shares on such exchange on such date;

                (iii) the closing price of the Common Shares on any exchange on which the Common Shares are listed on such date, or, if listed on more than one exchange, on such exchange as shall be designated for such purposes by the board of directors of the company, in the event that there are no bid and asked quotations of the Common Shares on The Toronto Stock Exchange on such date;

                (iv) the average of the bid and asked quotations on any exchange on which the Common Shares are listed on such date, or, if listed on more than one exchange, on such exchange as shall be designated for such purpose by the board of directors of the Company, in the event that there is no closing price of the Common Shares on any exchange on such date; and

                (v) the market value of the Common Shares or such date as determined by the board of directors of the Company, which determination shall be conclusive, in the event that the Common Shares are not listed on any stock exchange on such date;

        (3) In the event of any subdivision, consolidation, reclassification or change in the Common Shares (any of such events being called a "Common Share Reorganization"), the trading price referred to herein (the "Conversion Price") in effect immediately after the effective date of such Common Share Reorganization shall be determined by multiplying the Conversion Price in effect on the date preceding such effective date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such date, and the denominator of which shall be the number of Common Shares outstanding immediately after such effective date, such adjustment to be made successively whenever any Common Share Reorganization shall occur.

        (4) The provisions of clauses (7) and (8) of paragraph (b) shall apply MUTATIS MUTANDIS to any Series A Shares which are converted pursuant to this paragraph (c).

        (5) Upon the series A Shares being converted pursuant to the provisions of this paragraph (c) all holders of Series A Shares shall be deemed to have become holders of Common Shares of record for all purposes and the Company or the transfer agent for the Series A Shares shall thereafter send to each holder of Series A shares notice of such conversion together with a letter of transmittal in the form required by the transfer agent of the Series A Shares providing for the surrender of the certificates evidencing the Series A Shares in exchange for certificates evidencing the Common Shares; upon receipt by the said transfer agent of such letter of transmittal duly signed by the person or persons registered in the books of the Company as the holder of the Series A Shares or their duly authorized attorney accompanied by the certificate or certificates evidencing such Series A Shares together with any other duly executed documents required in the letter of transmittal, the Company shall issue certificates for Common Shares at the rate hereinbefore provided and in accordance with the provisions hereof and to the holders of the Series A Shares represented by the certificate or certificates accompanying such letter of transmittal, or in such name or names as such holders may direct in writing in the letter of transmittal, provided that such registered holders shall pay the required fees for any applicable transfer.

(d) AUTOMATIC CONVERSION:

        (1) on the Time of Expiry, without any action on the part of the holders of Series A Shares then outstanding, the Series A Shares then outstanding shall automatically be and be deemed to have been converted on such date into fully paid and non-assessable Common Shares on the basis of one (1) Common Share for each Series A Share converted (subjected as hereinafter provided).

        (2) The provisions of clauses (7) and (8) of paragraph (b), above and the provisions of clause (c)(5), above shall apply MUTATIS MUTANDIS to all Series A Shares which are converted pursuant to this paragraph (d).

(e) REDEMPTION:

        (1) Subject to the provisions of the Act, the Company may, upon giving notice as hereinafter provided, redeem at anytime the whole or from time to time any part of the then outstanding Series A Shares on payment for each share to be redeemed of an amount equal to the amount paid up thereon.

        (2) In the case of redemption of Series A Shares under the provisions of clause (e)(1), above, the Company shall at least thirty (30) days before the date specified for redemption mail to each person who at the date of mailing is a holder of Series A Shares to be redeemed a notice in writing of the intention of the Company to redeem such Series A Shares. Such notice shall be mailed by letter, postage prepaid, addressed to each such holder at such holder's address as it appears on the records of the Company or in the event of the address of any such holder not so appearing then to the last known address of such holder; provided, however, that accidental failure to give any such notice to one or more of such holders shall not affect the validity of such redemption. Such notice shall set out the redemption price and the date on which redemption is to take place and, if only part of the Series A Shares held by the person to whom it is addressed is to be redeemed, the number thereof so to be redeemed. On or after the date so specified for redemption, the Company shall pay or cause to be paid to or to the order of the holders of the Series A Shares to be redeemed the redemption price thereof on presentation and surrender of the certificates evidencing the Series A Shares called for redemption to any transfer agent for the Series A Shares. If only a part of the Series A Shares by any certificate be redeemed a new certificate for the balance shall be issued at the expense of the Company. Subject to the provisions of clause
                (e) (3), below, on and after the date specified for redemption in any such notice the Series A Shares called for redemption shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the redemption price shall not be made upon presentation of the certificates in accordance with the foregoing provisions, in which case the rights of the shareholders shall remain unaffected.

        (3) The Company shall have the right at any time after the mailing of notice of its intention to redeem any Series A Shares as aforesaid to deposit the redemption price of the shares so called for redemption or of such of the said shares evidenced by certificates as have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption to a special account in a specified chartered bank or a specified trust company in Canada, named in such notice of redemption, to be paid without interest to or to the order of the respective holders of such Series A Shares called for redemption upon presentation and surrender to such bank or trust company of the certificates evidencing the same. Upon such deposit being made or upon the date specified for redemption in such notice, whichever is the later, the

                Series A Shares in respect whereof such deposit shall have been made shall be deemed to be redeemed and all rights of the holders thereof after such deposit or such redemption date, as the case may be, shall be limited to receiving without interest their proportionate part of the total redemption price so deposited against presentation and surrender of the said certificates held by them respectively. Any interest allowed on any such deposit shall belong to the Company. Redemption moneys that are represented by a cheque which as not been presented to the Company's bankers for payment or that otherwise remain unclaimed (including moneys held on deposit to a special account as provided for above) for a period one (1) year from the date specified for redemption shall be forfeited to the Company.

        (4) In the event that only part of the Series A Shares is at any time to be redeemed, the shares to be redeemed shall be selected pro rata (disregarding fractions) according to the number of Series A Shares held by each holder thereof as at the date of the notice of redemption or in such other manner as the board of directors of the Company in its sole discretion may deem equitable.


(f) SHARES TO BE NON-VOTING:

    Subject to the provisions of the Act, the holders of the series A Shares shall not be entitled to receive notice of, attend, or vote at any meetings of the shareholders of the Company.

(g) DISSOLUTION OR RECLASSIFICATION:

        (1) In the event of the liquidation, dissolution or winding-up of the Company or other distribution of assets of the Company among its shareholders for the purpose of winding-up its affairs, either voluntary or involuntary, the holders of the Series A Shares shall be entitled to receive from the assets of the Company, prior to any amount being paid or any assets of the Company being distributed to the holders of any Common Shares or shares of any other class of shares outstanding or to be issued in the future, an amount per share equal to Cdn. $1.50 (the "Liquidation Amount"). Upon payment to the holders of the Series A Shares of the amount so payable to them, they shall not be entitled to share in any further distribution of the assets of the Company.

        (2) In the event of any subdivision, consolidation, reclassification or change in the Series A Shares (any of such events being called a "Series A Share Reorganization"), the Liquidation Amount in effect immediately after the effective date of such Series A Share Reorganization shall be determined by multiplying the Liquidation Amount in effect on the date preceding such effective date by a fraction, the numerator of which shall be the number of Series A Shares outstanding on such date, and the denominator of which shall be the number of Series A Shares outstanding immediately after such effective date, such adjustment to be made successively whenever any Series A Share Reorganization shall occur.

(h) PAID UP CAPITAL:

        (1) The paid up capital attributable to the series A Shares shall be reflected in the books of the Company in Canadian dollars.